UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2007, TRX, Inc. (the “Company”) and Norwood H. Davis, III entered into a Third Amendment to Employment Contract (the “Amendment”), pursuant to which Mr. Davis will continue to serve as the Company’s President and Chief Executive Officer. The Amendment amends the Employment Contract by and between the Company and Mr. Davis dated December 31, 2004, as amended August 26, 2005, and June 30, 2006 (the “Contract”). The Amendment (i) extends Mr. Davis’ term of employment to December 31, 2010; (ii) provides that Mr. Davis shall receive an option to purchase 450,000 shares of the Company’s common stock on January 3, 2008 (or upon an earlier date as the Compensation, Corporate Governance, and Nominating Committee shall meet and such grant is approved by the Omnibus Plan Committee) at the fair market price; and (iii) provides clarification on the amounts payable to Mr. Davis upon his termination by the Company without cause. This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Third Amendment to Employment Contract dated April 5, 2007 between Norwood H. Davis, III and TRX, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: April 11, 2007	/s/ David D. Cathcart
David D. Cathcart Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Third Amendment to Employment Contract dated April 5, 2007 between Norwood H. Davis, III and TRX, Inc.